EXHIBIT 99.1


                                                              Media Contact:
                                                              Gordon R. Manuel
                                                              864-282-9448

                                                              Analyst Contact:
                                                              Duane A. Owens
                                                              864-282-9488

FOR IMMEDIATE RELEASE
Thursday, January 27, 2005

              BOWATER ANNOUNCES FOURTH QUARTER AND FULL YEAR 2004
                                FINANCIAL RESULTS

     GREENVILLE, SC - Bowater Incorporated (NYSE: BOW) reported a net loss of $33.3 million, or $0.58 per diluted share, on sales of $823.0 million for the fourth quarter of 2004. These results compare with a net loss of $50.9 million, or $0.89 per diluted share, on sales of $735.6 million in the fourth quarter of 2003. Before special items, the net loss for the fourth quarter of 2004 was $24.7 million, or $0.43 per diluted share, compared with the 2003 fourth quarter net loss before special items of $39.5 million, or $0.69 per diluted share. Fourth quarter 2004 special items, net of tax, consisted of a $0.6 million gain related to asset sales, a $6.3 million loss related to severance, and a $2.9 million loss resulting from foreign currency changes.

     For the full year of 2004, Bowater had a net loss of $85.2 million, or $1.49 per diluted share. This compares with a net loss of $205.0 million, or $3.60 per diluted share, in 2003. Sales in 2004 totaled $3.2 billion compared with $2.7 billion in 2003.

     "Although 2004 financial results were better than 2003, they were still unsatisfactory," said Arnold M. Nemirow, Chairman, President and Chief Executive Officer. "Pricing in our major product lines increased approximately 10% during the year; however, these improvements were significantly offset by a stronger Canadian dollar and increases in manufacturing costs, particularly energy and fiber. In 2005, we expect additional price increases and a strong rebound in earnings."

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

                                               FINANCIAL HIGHLIGHTS
                                      (In millions, except per-share amounts)

                                                               Three Months Ended              Twelve Months Ended
                                                                  December 31,                    December 31,
                                                         ------------------------------- --------------------------------
                                                               2004            2003             2004           2003
                                                         ------------------------------- --------------------------------
 Sales                                                   $     823.0    $     735.6      $   3,190.3      $   2,721.1
 Net loss                                                $     (33.3)   $     (50.9)     $     (85.2)     $    (205.0)

 Loss per diluted share (in accordance with GAAP)        $      (0.58)   $     (0.89)     $     (1.49)    $      (3.60)
 Special items, net of tax (per diluted share):
    Sale of assets (gain) loss                           $      (0.01)   $     (0.05)     $     (0.08)    $      (1.35)
    Foreign exchange (gain) loss                                 0.05           0.19             0.18             1.09
    Severance charge                                             0.11           0.06             0.11             0.42
    Adoption of new accounting standards                          -              -                -               0.08
                                                         ------------------------------- --------------------------------
 Loss per share excluding special items                  $      (0.43)   $     (0.69)     $     (1.28)    $      (3.36)
                                                         ------------------------------- --------------------------------



     During the fourth quarter, the company's average transaction price for newsprint rose $19 per metric ton while operating costs increased by $24 per metric ton primarily due to a stronger Canadian dollar and higher energy costs compared to the third quarter of 2004. In the fourth quarter, Bowater curtailed approximately 57,000 metric tons of newsprint production for capital projects and market related reasons. The company has informed its North American customers of a $35 per metric ton price increase effective March 1, 2005.

     Bowater's average transaction price for coated and specialty papers increased $32 per short ton compared to the third quarter of 2004 while shipments declined 7%. During the fourth quarter, the company's average operating cost increased $11 per short ton primarily due to a stronger Canadian dollar and higher energy costs.

     Bowater's average transaction price for market pulp decreased $19 per metric ton, compared to the third quarter of 2004. The company incurred approximately 31,000 metric tons of market pulp production downtime due to maintenance outages and capital projects. Average operating costs per metric ton increased 14% compared to the third quarter primarily due to a stronger Canadian dollar, repair costs, higher energy and wood fiber costs.

     The company's average transaction price for lumber decreased $55 per thousand board feet and shipments decreased 3% compared to the third quarter of 2004. During the quarter, the company paid countervailing and antidumping duties of $10 million.

     Bowater will hold a management conference call to discuss these financial results at 10:00 a.m. EDT, today, January 27, 2005. The conference call number is 800-553-5275 or 612-332-1025 (international). The call will also be broadcast via the Internet. Interested parties may connect to the Bowater website at www.bowater.com, then follow the on-screen instructions for access to the call and related information. A replay of the call will be available from 1:30 p.m. EDT today through February 3, on the website or by dialing 800-475-6701 or 320-365-3844 (international) and using the access code 765238.

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

     Bowater Incorporated, headquartered in Greenville, SC, is a leading producer of newsprint and coated groundwood papers. In addition, the company makes uncoated groundwood papers, bleached kraft pulp and lumber products. The company has 12 pulp and paper mills in the United States, Canada and South Korea and 12 North American sawmills that produce softwood lumber. Bowater also operates two facilities that convert a groundwood base sheet to coated products. Bowater's operations are supported by approximately 1.4 million acres of timberlands owned or leased in the United States and Canada and 30 million acres of timber cutting rights in Canada. Bowater is one of the world's largest consumers of recycled newspapers and magazines. Bowater common stock is listed on the New York Stock Exchange, the Pacific Exchange and the London Stock Exchange. A special class of stock exchangeable into Bowater common stock is listed on the Toronto Stock Exchange (TSE: BWX).

     All amounts are in U.S. dollars.

     Statements in this news release that are not reported financial results or other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. They include, for example, statements about our business outlook, assessment of market conditions, strategies, future plans, future sales, prices for our major products, inventory levels, capital spending and tax rates. These forward-looking statements are not guarantees of future performance. They are based on management's expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The risks and uncertainties relating to the forward-looking statements in this news release include those described under the caption "Cautionary Statement Regarding Forward-Looking Information" in Bowater's annual report on Form 10-K for the year ended December 31, 2003, and from time to time, in Bowater's other filings with the Securities and Exchange Commission. Information about industry or general economic conditions contained in this press release is derived from third party sources that the company believes are widely accepted and accurate; however, the company has not independently verified this information and cannot assure its accuracy.


                                      # # #

                     BOWATER INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Unaudited, in millions except per share amounts)


                                                                        Three Months Ended               Twelve Months Ended
                                                                          December 31,                        December 31,
                                                            ------------------------------------   --------------------------------
                                                                  2004                  2003               2004             2003
                                                             ----------------   ----------------   --------------    --------------
Sales                                                        $   823.0          $   735.6          $  3,190.3         $  2,721.1
Cost of sales, excluding depreciation, amortization
 and cost of timber harvested                                    614.7              567.1             2,346.4            2,194.0
Depreciation, amortization and cost of timber harvested           81.1               86.0               335.2              339.0
Distribution costs                                                83.3               70.7               324.9              264.4
Selling and administrative expense                                52.5               40.9               161.2              148.6
Net gain on fixed assets and land sales(1)                         1.0                4.8                 6.9              124.0
                                                              ----------------    ---------------   --------------    -------------
    Operating income (loss)                                       (7.6)             (24.3)               29.5             (100.9)
Other expense (income):
    Interest income                                               (1.0)              (1.1)               (4.2)              (4.6)
    Interest expense, net of capitalized interest                 48.8               46.6               195.3              174.5
    Foreign exchange loss (gain)                                  (4.8)               1.1                (4.9)              17.0
    Other, net                                                    (3.9)              (1.5)              (10.2)              (6.9)
                                                               ----------------    ---------------   --------------   -------------
                                                                  39.1               45.1               176.0              180.0
                                                               ----------------    ---------------   --------------   -------------
Loss before income taxes, minority interests
and cumulative effect of accounting changes                      (46.7)             (69.4)             (146.5)            (280.9)

Provision for income tax expense (benefit)                       (10.1)             (17.7)              (54.8)             (70.1)
Minority interests in the net income (loss) of subsidiaries       (3.3)              (0.8)               (6.5)             (10.3)
                                                               ----------------    --------------     -------------   -------------
Loss before cumulative effect of accounting changes              (33.3)             (50.9)              (85.2)            (200.5)
Cumulative effect of accounting changes (2)                         -                  -                   -                (4.5)
                                                               ----------------    ---------------    -------------   -------------
Net loss                                                       $ (33.3)         $   (50.9)            $ (85.2)         $  (205.0)
                                                               ================    ===============    =============   =============

Basic loss per common share: (3)
   Loss before cumulative effect of accounting changes         $  (0.58)        $    (0.89)           $  (1.49)         $   (3.52)
   Cumulative effect of accounting changes                          -                 -                     -               (0.08)
                                                               ----------------    ---------------     ------------    ------------
    Net loss                                                   $  (0.58)        $    (0.89)           $  (1.49)         $   (3.60)
                                                               ================    ===============     ============    ============

Average common shares outstanding (3)                             57.3               57.0                57.2               57.0
                                                               ================    ===============     ============    ============
Diluted loss per common share: (3)
 Loss before cumulative effect of accounting changes           $  (0.58)        $    (0.89)           $   (1.49)       $    (3.52)
 Cumulative effect of accounting changes                            -                  -                    -               (0.08)
                                                               ----------------    ---------------     ------------    ------------
    Net loss                                                   $  (0.58)        $    (0.89)           $   (1.49)       $    (3.60)
                                                               ================    ===============     ============    ============

Average common and common equivalent shares outstanding (3)       57.3               57.0                  57.2             57.0
                                                              ================    ================     ============    ============


                      BOWATER INCORPORATED AND SUBSIDIARIES
                     (Unaudited, in millions of US dollars)



Consolidated Balance Sheet                                                   December 31,               December 31,
                                                                                 2004                       2003
                                                                        -----------------------    -----------------------
Current assets:
    Cash and cash equivalents                                               $   29.7                 $     19.4
    Accounts receivable, net                                                   377.0                      360.9
    Inventories                                                                328.0                      293.1
    Other current assets                                                       160.4                      169.6
                                                                        -----------------------    -----------------------
        Total current assets                                                   895.1                      843.0
                                                                        -----------------------    -----------------------
Timber and timberlands                                                         186.2                      184.1
Fixed assets, net                                                            3,310.3                    3,557.3
Goodwill                                                                       828.2                      828.2
Other assets                                                                   245.1                      203.2
                                                                        -----------------------    -----------------------
                                                                          $  5,464.9                 $  5,615.8
                                                                        =======================    =======================
Current liabilities:
 Current installments of long-term debt                                   $     12.9                 $     13.4
    Short-term bank debt                                                        73.0                      200.5
    Accounts payable and accrued liabilities                                   465.9                      434.1
    Dividends payable                                                           11.2                       11.7
                                                                        -----------------------    -----------------------
        Total current liabilities                                              563.0                      659.7
                                                                        -----------------------    -----------------------
Long-term debt, net of current installments                                  2,429.0                    2,292.4
Pension, other postretirement benefits and other long-term liabilities         442.6                      481.4
Deferred income taxes                                                          450.4                      500.3
Minority interests in subsidiaries                                              68.5                       69.3
Shareholders' equity                                                         1,511.4                    1,612.7
                                                                        -----------------------    -----------------------
                                                                         $   5,464.9                 $  5,615.8
                                                                        =======================    =======================


                                                                                       Twelve Months Ended
Consolidated Cash Flow                                                                    December 31,
                                                                        --------------------------------------------------
                                                                                 2004                       2003
                                                                        -----------------------    -----------------------
Cash flows from operating activities                                     $     122.5                 $      20.3
                                                                        -----------------------    -----------------------
Cash flows from (used for) investing activities:
    Cash invested in fixed assets, timber and timberlands                      (84.1)                     (216.3)
    Disposition of fixed assets, including timber and timberlands               12.0                       154.3
                                                                        -----------------------    -----------------------
                                                                               (72.1)                      (62.0)
                                                                        -----------------------    -----------------------
Cash flows from (used for) financing activities:
    Cash dividends, including minority interests                               (46.0)                      (45.3)
    Financing activities, net                                                   (0.7)                       68.8
    Stock options exercised                                                      6.6                         1.7
                                                                        -----------------------    -----------------------
                                                                               (40.1)                       25.2
                                                                        -----------------------    -----------------------
Net increase (decrease) in cash and cash equivalents                   $        10.3                 $     (16.5)
                                                                        =======================    =======================




BOWATER INCORPORATED AND SUBSIDIARIES
Notes to the Press Release and Unaudited Consolidated Financial Statements

 (1) During the three months and year ended December 31, 2004, Bowater recorded a net pre-tax gain of $1.0 million, or $0.01 per diluted share after tax and $6.9 million, or $0.08 per diluted share after tax, respectively, related to land sales and gains or losses on fixed assets. During the three months and year ended December 31, 2003, Bowater sold fixed assets and land resulting in a net pre-tax gain of $4.8 million, or $0.05 per diluted share after tax, and $124.0 million, or $1.35 per diluted share after tax, respectively. The 2003 pre-tax gain is primarily attributable to the second quarter of 2003 sale of 81,768 acres of owned and leased timberlands for aggregate consideration of $121.8 million. This transaction resulted in a pre-tax gain of approximately $97.5 million.

 (2) Effective July 1, 2003, Bowater early adopted, on a partial basis, Financial Accounting Standards Board's Financial Interpretation (FIN) No. 46, "Consolidation of Variable Interest Entities." Bowater operated the Covington coating facility under an operating lease with a special purpose entity. This special purpose entity was determined to be a VIE and required to be consolidated by Bowater in accordance with FIN 46. Bowater early adopted FIN No. 46 for the Covington SPE effective July 1, 2003 and consolidated assets of approximately $49.4 million and debt of approximately $51.8 million and recorded a non-cash, after tax cumulative effect charge of $2.4 million, or $0.04 per diluted share in the third quarter of 2003. On August 11, 2003, Bowater terminated the lease agreement with the SPE and paid approximately $51.8 million to pay off the debt. Bowater finalized its adoption of FIN No. 46R in the first quarter of 2004. The finalization of adoption of FIN No. 46R did not impact our consolidated financial statements.

         Effective January 1, 2003, Bowater adopted Statement of Financial Accounting Standards (SFAS) No. 143, "Accounting for Asset Retirement Obligations." SFAS No. 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 resulted in non-cash, after tax cumulative effect charges of $2.1 million, or $0.04 per diluted share in the first quarter of 2003.

 (3) For the calculation of basic and diluted loss per share for the three months and year ended December 31, 2004 and 2003, no adjustments to net loss are necessary. The effect of dilutive securities is not included in the computation for the three months and year ended December 31, 2004 and 2003 to prevent antidilution.

(4) A reconciliation of certain financial statement line items reported under generally accepted accounting principles ("GAAP") to earnings reported before special items is presented below. We believe that this measure allows investors to more easily compare our on-going operations and financial performance from period to period. This measure is not as complete as GAAP earnings; consequently, investors should rely on GAAP earnings. In addition to GAAP earnings, we use the other measures that we disclose in order to provide perspective on our financial performance.



                                                                              Three Months Ended December 31, 2004
                                                                       (unaudited, in millions except per share amounts)

                                                                                  Adjustment for Special Items
                                                                    Land
                                                                    sales &                             Adoption of       GAAP as
                                                        GAAP as     fixed      Foreign                new accounting   adjusted for
                                                        reported    assets     exchange   Severance     standards      Special items
                                                      ------------ ---------- ---------- ----------- ---------------- --------------

Operating income (loss)                               $  (7.6)       $  (1.0)   $    -     $    9.7         $   -       $     1.1
Other expense (income)
   Interest income                                       (1.0)            -          -           -              -            (1.0)
   Interest expense, net of capitalized interest         48.8             -          -           -              -            48.8
   Foreign exchange loss (gain)                          (4.8)            -        4.8           -              -              -
   Other, net                                            (3.9)            -          -           -              -            (3.9)
                                                      ------------- --------- ----------- ----------- ---------------- ------------
                                                         39.1             -        4.8           -              -            43.9
                                                      ------------- --------- ----------- ----------- ---------------- ------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes                 (46.7)          (1.0)     (4.8)         9.7             -           (42.8)
Provision for income tax expense (benefit)              (10.1)          (0.4)     (9.1)         3.4             -           (16.2)
Minority interests in the net income (loss) of
subsidiaries                                             (3.3)            -        1.4           -              -            (1.9)
                                                      ------------- --------- ----------- ----------- ---------------- ------------
Income (loss) before cumulative effect of
accounting changes                                      (33.3)          (0.6)      2.9          6.3             -           (24.7)
Cumulative effect of accounting changes                    -              -          -           -              -              -
                                                      ------------- --------- ----------- ----------- ---------------- ------------
Net income (loss)                                     $ (33.3)       $  (0.6)    $ 2.9        $ 6.3        $    -       $   (24.7)
                                                      ------------- --------- ----------- ----------- ---------------- ------------
Shares                                                   57.3           57.3      57.3         57.3             -            57.3
                                                      ------------- --------  ----------- ----------- ---------------- ------------

EPS                                                   $  (0.58)      $  (0.01)  $  0.05       $ 0.11       $    -       $    (0.43)
                                                      ------------- --------- ----------- ----------- ---------------- ------------
Effective tax rate                                       21.6%          40.0%    189.6%        35.1%            -            37.9%
                                                      ------------- --------- ----------- ----------- ---------------- ------------

                                                                              Three Months Ended December 31, 2003
                                                                       (unaudited, in millions except per share amounts)

                                                                                  Adjustment for Special Items
                                                                     Land
                                                                     sales &                            Adoption of      GAAP as
                                                        GAAP as      fixed      Foreign                new accounting  adjusted for
                                                        reported     assets     exchange   Severance    standards     Special items
                                                      ----------- ----------- ----------- ----------- --------------- -------------


Operating income (loss)                               $ (24.3)       $ (4.8)   $    -      $    5.0      $   -        $     (24.1)
Other expense (income)
   Interest income                                       (1.1)           -          -            -           -               (1.1)
   Interest expense, net of capitalized interest         46.6            -          -            -           -               46.6
   Foreign exchange loss (gain)                           1.1            -        (1.1)          -           -                 -
   Other, net                                            (1.5)           -          -            -           -               (1.5)
                                                      ------------ ---------- ------------ ---------- --------------- -------------
                                                         45.1            -        (1.1)          -           -               44.0
                                                      ------------ ---------- ------------ ---------- --------------- -------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes                 (69.4)         (4.8)       1.1          5.0          -              (68.1)
Provision for income tax expense (benefit)              (17.7)         (1.8)      (9.8)         1.7          -              (27.6)
Minority interests in the net income (loss) of
subsidiaries                                             (0.8)                    (0.2)          -           -               (1.0)
                                                      ------------ ---------- ------------ ----------- --------------- ------------
Income (loss) before cumulative effect of
accounting changes                                      (50.9)         (3.0)      11.1          3.3          -              (39.5)
Cumulative effect of accounting changes                    -             -          -            -           -                 -
                                                      ------------ ---------- ------------ ----------- --------------- ------------
Net income (loss)                                     $ (50.9)      $  (3.0)   $  11.1       $  3.3     $    -           $  (39.5)
                                                      ------------ ---------- ------------ ----------- --------------- ------------
Shares                                                   57.0          57.0       57.0         57.0          -               57.0
                                                      ------------ ---------- ------------ ----------- --------------- ------------
EPS                                                   $  (0.89)     $ ( 0.05)  $   0.19      $  0.06                     $   (0.69)
                                                      ------------ ---------- ------------ ----------- --------------- ------------
Effective tax rate                                       25.5%         38.0%    -890.9%        34.0%         -               40.5%
                                                      ------------ ---------- ------------ ----------- --------------- ------------


                                                                             Twelve Months Ended December 31, 2004
                                                                       (unaudited, in millions except per share amounts)

                                                                                  Adjustment for Special Items
                                                                     Land
                                                                     sales &                           Adoption of      GAAP as
                                                        GAAP as      fixed     Foreign                new accounting  adjusted for
                                                        reported     assets    exchange    Severance   standards      Special items
                                                      ------------ ---------- ---------- ----------- ---------------- -------------


Operating income (loss)                               $ 29.5      $    (6.9)   $    -      $    9.7     $  -            $     32.3
Other expense (income)
   Interest income                                      (4.2)            -          -            -         -                  (4.2)
   Interest expense, net of capitalized interest       195.3             -          -            -         -                 195.3
   Foreign exchange loss (gain)                         (4.9)            -         4.9           -         -                    -
   Other, net                                          (10.2)            -          -            -         -                 (10.2)
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
                                                       176.0             -         4.9           -         -                 180.9
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes               (146.5)          (6.9)      (4.9)         9.7         -               (148.6)
Provision for income tax expense (benefit)             (54.8)          (2.5)     (16.5)         3.4                          (70.4)
Minority interests in the net income (loss) of
subsidiaries                                            (6.5)            -         1.5            -         -                 (5.0)
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
Income (loss) before cumulative effect of
accounting changes                                     (85.2)          (4.4)      10.1          6.3         -                (73.2)
Cumulative effect of accounting changes                   -              -          -            -          -                   -
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
Net income (loss)                                     $(85.2)       $  (4.4)    $ 10.1       $  6.3     $   -             $  (73.2)
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
Shares                                                  57.2           57.2       57.2         57.2         -                 57.2
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
 EPS                                                  $(1.49)      $   (0.08)   $  0.18       $ 0.11    $   -             $  (1.28)
                                                      ------------ ---------- ------------ ---------- ---------------- ------------
Effective tax rate                                     37.4%           36.2%     336.7%        35.1%        -                47.4%
                                                      ------------ ---------- ------------ ---------- ---------------- ------------


                                                                             Twelve Months Ended December 31, 2003
                                                                       (unaudited, in millions except per share amounts)

                                                                                  Adjustment for Special Items
                                                                   Land
                                                                   sales &                            Adoption of        GAAP as
                                                        GAAP as    fixed     Foreign                 new accounting    adjusted for
                                                        reported   assets    exchange    Severance    standards       Special items
                                                      ----------- --------- ----------- ----------- --------------- --------------


Operating income (loss)                               $(100.9)     $(124.0)    $   -        $  37.2      $  -           $   (187.7)
Other expense (income)
   Interest income                                       (4.6)          -          -             -          -                 (4.6)
   Interest expense, net of capitalized interest        174.5           -          -             -          -                174.5
   Foreign exchange loss (gain)                          17.0           -       (17.0)           -          -                   -
   Other, net                                            (6.9)          -          -             -          -                 (6.9)
                                                      ----------- --------- ------------ ----------- --------------- -------------
                                                        180.0           -       (17.0)           -          -                163.0
                                                      ----------- --------- ------------ ----------- --------------- -------------
Loss before income taxes, minority interests and
cumulative effect of accounting changes                (280.9)      (124.0)      17.0          37.2         -               (350.7)
Provision for income tax expense (benefit)              (70.1)       (47.1)     (43.4)         13.2         -               (147.4)
Minority interests in the net income (loss) of
subsidiaries                                            (10.3)                   (1.6)           -          -                (11.9)
                                                      ----------- ---------- ------------ ----------- --------------- -------------
Income (loss) before cumulative effect of
accounting changes                                     (200.5)       (76.9)      62.0          24.0         -               (191.4)
Cumulative effect of accounting changes                  (4.5)          -          -             -         4.5                  -
                                                      ----------- ---------- ------------ ----------- --------------- -------------
Net income (loss)                                     $(205.0)     $ (76.9)    $ 62.0       $  24.0     $  4.5          $   (191.4)
                                                      ------------ --------- ------------ ----------- --------------- -------------
Shares                                                   57.0         57.0       57.0          57.0       57.0                57.0
                                                      ------------ --------- ------------ ----------- --------------- -------------
 EPS                                                  $  (3.60)    $  (1.35)   $  1.09      $   0.42    $  0.08         $     (3.36)
                                                      ------------ --------- ------------ ----------- --------------- -------------
Effective tax rate                                       25.0%        38.0%    -255.3%         35.5%        -                 42.0%
                                                      ------------ ---------------------- ----------- --------------- -------------

A schedule of historical financial and operating statistics is available upon request and on Bowater's web site(www.bowater.com).